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                                                                     Exhibit 4.3
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                              CONVEYANCE AGREEMENT


         Advanta Mortgage Corp. USA, Advanta Mortgage Corp. Midatlantic, Advanta Mortgage Corp. Midatlantic II, Advanta Mortgage Corp. Midwest, Advanta Mortgage Corp. of New Jersey, Advanta Mortgage Corp. Northeast, Advanta Finance Corp., Advanta National Bank and Advanta Bank Corp. (each, an "Affiliated Originator"), Advanta Conduit Receivables, Inc., as an Affiliate, and Advanta Mortgage Conduit Services, Inc., as Sponsor, pursuant to the Master Loan Transfer Agreement, dated as of March 1, 1999, among themselves and Bankers Trust Company of California, N.A. as Trustee (the "Master Transfer Agreement"), hereby confirm their understanding with respect to the conveyance by each Affiliated Originator, the Warehouse Trusts, the Affiliate and the Sponsor of those Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Transferred Mortgage Loans") to the Sponsor and/or the Advanta Mortgage Loan Trust 1999-1.

         Conveyance of Transferred Mortgage Loans. Each Affiliated Originator, the Affiliate and the Sponsor, concurrently with the execution and delivery of this Conveyance Agreement, does hereby irrevocably transfer, assign, set over and otherwise convey, and does direct the Trustee: (i) to convey to the Sponsor, for assignment to the Advanta Mortgage Loan Trust 1999-1, without recourse (except as otherwise explicitly provided for herein), all of its right, title and interest in and to the Transferred Mortgage Loans being conveyed by it, including specifically, without limitation, the Mortgages (as such term is defined in the "related Advanta Pooling Agreement"), the Files and all other documents, materials and properties appurtenant thereto and the Notes, including all accrued interest and principal received by such Affiliated Originator on or with respect to such Transferred Mortgage Loans on or after the related Cut-off Date, together with all of its right, title and interest in and to the proceeds received on or after the related Cut-off Date of any related mortgage insurance policies (excluding any non-mortgage related or credit life insurance policies).

         If an Affiliated Originator cannot deliver the original Mortgage or mortgage assignment with evidence of recording thereon concurrently with the execution and delivery of this Conveyance Agreement solely because of a delay caused by the public recording office where such original Mortgage or mortgage assignment has been delivered for recordation, such Affiliated Originator shall promptly deliver to the Trustee such original Mortgage or mortgage assignment with evidence of recording indicated thereon upon receipt thereof from the public recording official.

         The costs relating to the delivery of the documents specified in this Conveyance Agreement shall be borne by each Affiliated Originator.

         The Affiliated Originators hereby make the Representations and Warranties set forth in Section 5(b) of the Master Transfer Agreement with respect to the Transferred Mortgage Loans.
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         The Trustee and the Trust are intended beneficiaries of this Agreement and of the foregoing representations, warranties and agreements.

         The "Cut-Off Date" with respect to such Transferred Mortgage Loans shall be the opening of business on March 1, 1999.

         All terms and conditions of the Master Transfer Agreement are hereby incorporated herein, provided that in the event of any conflict the provisions of this Conveyance Agreement shall control over the conflicting provisions of the Master Transfer Agreement.

         For purposes of this Conveyance Agreement, the "related Advanta Pooling Agreement" is the Pooling and Servicing Agreement dated as of March 1, 1999 relating to Advanta Mortgage Loan Trust 1999-1. Terms capitalized herein and not defined herein shall have their respective meanings as set forth in the Master Transfer Agreement.


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Dated: March 9, 1999

                                    ADVANTA MORTGAGE CORP. USA
                                    ADVANTA MORTGAGE CORP. MIDATLANTIC
                                    ADVANTA MORTGAGE CORP. MIDATLANTIC II
                                    ADVANTA MORTGAGE CORP. MIDWEST
                                    ADVANTA MORTGAGE CORP. OF NEW JERSEY
                                    ADVANTA MORTGAGE CORP. NORTHEAST
                                    ADVANTA NATIONAL BANK,
                                        as Affiliated Originators

                                                     and

                                    ADVANTA CONDUIT RECEIVABLES, INC.,
                                    as an Affiliate


                                    By:/s/ Michael Coco
                                        -----------------------------
                                        Name:    Michael Coco
                                        Title:   Vice President

                                    ADVANTA BANK CORP.
                                        as Affiliated Originator


                                    By:/s/ John L. Richards
                                        -----------------------------
                                        Name:    John L. Richards
                                        Title:   President & CEO

                                    ADVANTA MORTGAGE CONDUIT
                                    SERVICES, INC., as Sponsor


                                    By: /s/ Michael Coco
                                        -----------------------------
                                        Name:    Michael Coco
                                        Title:   Vice President


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                                    BANKERS TRUST COMPANY
                                    OF CALIFORNIA, N.A., as Trustee


                                    By: /s/ Mark McNeill
                                        -----------------------------
                                        Name:    Mark McNeill
                                        Title:   Assistant Secretary

                                    ADVANTA FINANCE CORP.


                                    By: /s/ Michael Coco
                                        -----------------------------
                                        Name:    Michael Coco
                                        Title:   Vice President









                                    Conveyance Agreement


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